LONE STAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)
                                                                             Successor         Predecessor
                                                                             Company     |      Company
                                                                                         |
                                                                            March 31,    |    December 31,
                                                                              1994       |       1993
                                                                           (Unaudited)   |
                                                                                         |

Assets:                                                                                  |
  Current assets:                                                                        |
   Cash including cash equivalents of $3,498 and $243,220                      $12,147   |        $244,397
   Accounts and notes receivable, net                                           29,711   |          49,022
   Inventories:                                                                          |
      Finished goods                                                            23,743   |          20,277
      Work in process and raw materials                                          2,126   |           1,987
      Supplies and fuel                                                         18,925   |          16,162
                                                                                44,794   |          38,426
                                                                                         |
  Current assets of assets held for sale                                        -        |          20,634
  Other current assets                                                          15,127   |           2,733
      Total current assets                                                     101,779   |         355,212
                                                                                         |
                                                                                         |
  Net assets of liquidating subsidiary (See Note 5 on page 14)                 112,000   |         -
  Assets held for sale                                                          -        |          65,663
  Notes receivable                                                                 105   |           5,058
  Joint ventures                                                                17,500   |          88,574
                                                                                         |
  Property, plant and equipment                                                332,263   |         682,830
  Less accumulated depreciation and depletion                                   -        |         284,745
                                                                               332,263   |         398,085
                                                                                         |
  Reorganization value in excess of amounts allocable to                                 |
    identifiable assets                                                         14,372   |         -
  Cost in excess of net assets of businesses acquired, net                      -        |           9,273
  Other assets and deferred charges                                              1,392   |           3,020
      Total assets                                                            $579,411   |        $924,885
                                                                                         |
Liabilities and Shareholders' Equity:                                                    |
  Current liabilities:                                                                   |
   Accounts payable                                                            $15,927   |         $16,079
   Accrued liabilities                                                          68,718   |          60,353
   Other current liabilities                                                     2,994   |           3,227
      Total current liabilities                                                 87,639   |          79,659
                                                                                         |
  Assets proceeds notes of liquidating subsidiary (See                                   |
    Note 5 on page 14)                                                         112,000   |         -
  Senior note payable                                                           78,000   |         -
  Production payment                                                            18,463   |         -
  Deferred income taxes                                                          5,000   |           3,356
  Postretirement benefits other than pensions                                  125,260   |         141,950
  Pensions                                                                      22,351   |
  Other liabilities                                                             37,385   |          21,886
                                                                                         |
  Liabilities subject to Chapter 11 proceedings                                 -        |         627,938
                                                                                         |
  Contingencies (See Notes 13 and 14)                                                    |
                                                                                         |
  Redeemable preferred stock                                                    -        |          37,500
  Non-redeemable preferred stock (involuntary                                            |
    liquidating value, 1993 - $1,102)                                           -        |             248
  Common stock                                                                  12,000   |          18,103
  Warrants                                                                      15,613   |         -
  Additional paid-in capital                                                    65,700   |         239,870
  Accumulated deficit                                                           -        |        (187,896)
  Pension liability adjustment                                                  -        |         (21,157)
  Treasury stock, at cost                                                       -        |         (36,572)
      Total liabilities and shareholders' equity                              $579,411   |        $924,885
                                                                                         |

The accompanying Notes to Financial Statements are an integral part of the
Financial Statements.
                                                 5
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